Exhibit 99.4

NEWFIELD EXPLORATION COMPANY

4 WATERWAY SQUARE PLACE

SUITE 100

THE WOODLANDS, TEXAS 77380

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on [            ] (other than 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on [            ] (other than 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so it is received by [            ].

401(K) PLAN PARTICIPANTS

All votes by 401(k) plan participants submitted over the Internet, by phone or by mail must be received by 11:59 P.M., Eastern Time, on [            ].

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E53569-TBD                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWFIELD EXPLORATION COMPANY

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. Each proposal below is proposed by Newfield Exploration Company and is not conditioned on the approval of any other proposal.	For	Against	Abstain

1.  To adopt the Agreement and Plan of Merger, dated as of October 31, 2018 (as it may be amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to the joint proxy statement/prospectus of which this proxy card is a part, among Newfield, Encana Corporation, a Canadian corporation (“Encana”), and Neapolitan Merger Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Encana (“Merger Sub”), pursuant to which Merger Sub will merge with and into Newfield (the “merger”), with Newfield surviving the merger as an indirect, wholly-owned subsidiary of Encana, and each outstanding share of Newfield common stock (with certain exceptions described in the accompanying joint proxy statement/prospectus) will be canceled and converted into the right to receive 2.6719 Encana common shares pursuant to the merger agreement;

	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Newfield’s named executive officers in connection with the merger; and	☐	☐	☐

3. To approve the adjournment of the Newfield special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and our 2017 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2017) are available at:

www.proxyvote.com

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E53570-TBD

NEWFIELD EXPLORATION COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

[            ]

The undersigned stockholder of Newfield Exploration Company (herein, the “Company”) hereby makes, constitutes and appoints Lawrence S. Massaro, Meghan N. Eilers and Benjamin J. Paul, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Company common stock that the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held at 8:00 a.m. Central Daylight Time on [            ] at [            ], and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.

This proxy, when properly executed or submitted over the Internet, by telephone, or by mail will be voted in the manner directed herein by the undersigned stockholder. If no direction is made but the card is signed, this proxy will be voted FOR Proposals 1, 2 and 3 (other than 401(k) plan participants discussed below). If any other matters properly come before the meeting, the proxies will vote as recommended by the Board of Directors or, if there is no recommendation, in their discretion.

If shares of Company common stock are issued to or held for the account of the undersigned under employee plans (such as the Company’s 401(k) plan) and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Company common stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the special meeting and at any adjournments or postponements thereof, on all matters properly coming before the special meeting, including but not limited to the matters set forth on the reverse side. The plan administrator for the Company’s 401(k) plan will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all participants who vote.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE